Exhibit 99.1

     Rock-Tenn Company Reports First Quarter Fiscal 2005 Results

    NORCROSS, Ga.--(BUSINESS WIRE)--Jan. 27, 2005--Rock-Tenn Company (NYSE:RKT) today reported financial results for the quarter ended December 31, 2004, its first quarter of fiscal 2005. Net sales for the first quarter of fiscal 2005 were $385.8 million, up 5.4% from $366.1 million in the prior year quarter. The Company reported net income of $0.5 million, or $0.01 per diluted share, for the first quarter of fiscal 2005. Income from continuing operations in the first quarter of fiscal 2004 was $4.2 million, or $0.12 per diluted share. Net income for the first quarter of fiscal 2004 also included income from discontinued operations of $7.7 million, or $0.22 per diluted share.
    Net income for the first quarter of fiscal 2005 included pre-tax restructuring and other costs of $0.5 million related to previously announced facility closures. Foreign currency transactions reduced pre-tax income by $0.4 million due to the change in the value of the US dollar relative to the Canadian dollar. The Company recorded $0.8 million additional tax expense in excess of its normal provision primarily due to an adjustment related to the acquisition of the Athens, Alabama, corrugated facility acquired in August 2004.

    Segment Results

    Packaging Products Segment

    Packaging Products segment sales increased 6.2% to $221.8 million in the first quarter of fiscal 2005 from $208.9 million in the first quarter of fiscal 2004. Packaging Products segment operating income was $5.3 million in the first quarter of fiscal 2005 compared to $7.0 million in the prior year quarter.
    Folding carton division sales increased 6.5% from the year ago quarter primarily due to an increase in volume related to increased sales to existing customers. Interior packaging division sales increased 4.5% over the prior year quarter due to a combination of higher prices and increased volume. Operating income during the first quarter of fiscal 2005 was reduced by $1.3 million of pre-tax operating losses, which are not properly classifiable as plant closing costs, incurred in winding down operations of the St. Paul, Minnesota, folding carton facility. This facility is now closed.

    Merchandising Displays and Corrugated Packaging Segment

    Merchandising Displays and Corrugated Packaging segment sales were $79.5 million in the first quarter of fiscal 2005 compared to $73.5 million in the first quarter of fiscal 2004. Corrugated packaging sales increased 50.1% compared to the prior year quarter primarily due to a combination of sales of the Athens corrugator and higher selling prices. Operating income for the segment was $2.7 million in the first quarter of fiscal 2005 compared to $5.9 million in the prior year quarter. The decline in operating income was primarily the result of weaker than expected sales in the merchandising displays division and a change in its customer and product mix.

    Paperboard Segment

    Paperboard segment sales increased to $128.7 million in the first quarter of fiscal 2005 compared to $128.3 million in the first quarter of fiscal 2004. Operating income in the segment increased 39.1% to $4.4 million in the first quarter of fiscal 2005 compared to $3.1 million in the prior year quarter. During the first quarter of fiscal 2005 there was a $45 per ton increase in average paperboard selling price compared to the prior year quarter. Fiber, energy, chemical and freight costs increased by a total of $35 per ton compared to the prior year quarter. Paperboard tons shipped in the first quarter of fiscal 2005 were 253,257 tons compared to 274,590 tons in the year ago quarter. The Company's mills operated at 92% of capacity during the quarter.

    Chairman and Chief Executive Officer's Statement

    Rock-Tenn Company Chairman and Chief Executive Officer James A. Rubright stated, "We are pleased with the results of our paperboard mills in a seasonally weak quarter, as the price increases we announced last year are allowing us to begin recovering the increased material, freight and energy costs we have absorbed. Offsetting the improved results of our Paperboard segment were lower results from our Packaging Products and Merchandising Displays and Corrugated Packaging segments."
    "Our Packaging Products segment's sales continued to grow year over year, reflecting the strong competitive position we have built through investments in technology, although costs related to the closure of our St. Paul facility reduced operating income for the segment. In our Merchandising Displays and Corrugated Packaging segment, better results in our corrugated packaging business were more than offset by lower sales and earnings in our merchandising displays business. Display demand has been strong in January and we expect improved quarter over quarter results in this segment."

    Selling, General & Administrative Expenses

    Selling, general and administrative (SG&A) expenses were 12.0% of net sales in the first quarter of fiscal 2005, compared to 13.1% of net sales in the prior year quarter.

    Financing

    Rock-Tenn Company's current maturities of debt and long-term debt due after one year combined was $459.6 million, at the end of the first quarter of fiscal 2005. The Company's cash and cash equivalents at quarter end were $63.2 million.
    During the quarter Rock-Tenn Company purchased $6.0 million of its 2005 Notes at an average price of 103.1% of par value, or $0.18 million over par value, excluding the favorable impact of unamortized realized interest rate swap gains. The average price including the favorable impact of unamortized realized interest rate swap gains was 101.6% of par value, or $0.1 million over par value.
    Rock-Tenn Company extended the term of its revolving credit facility to June 30, 2006. The amendment made no other material changes to the facility.

    Cash Provided By Operating Activities

    Net cash provided by operating activities in the first quarter of fiscal 2005 was $22.4 million compared to $13.7 million in the first quarter of fiscal 2004, which included $0.5 million of cash provided by operating activities from discontinued operations.

    Conference Call

    The Company will host a conference call to discuss its results of operations for the first quarter of fiscal 2005 and other topics that may be raised during the discussion at 11:00 a.m., Eastern Time, on Thursday, January 27, 2005. The conference call will be webcast and can be accessed, along with a copy of this press release and any other statistical information related to the conference call, at www.rocktenn.com.

    About Rock-Tenn Company

    Rock-Tenn Company provides marketing and packaging solutions to consumer products companies at low costs, with annual net sales of $1.6 billion and over 80 operating locations in the United States, Canada, Mexico and Chile.

    Cautionary Statements

    Statements herein regarding expected sales and earnings constitute forward-looking statements within the meaning of the federal securities laws and are subject to certain risks and uncertainties. With respect to these statements, the Company has made assumptions regarding, among other things, expected economic, competitive and market conditions generally; expected volumes and price levels of purchases by customers; competitive conditions in our businesses and possible adverse actions of our customers, our competitors and suppliers. Management believes its assumptions are reasonable; however, undue reliance should not be placed on such estimates, which are based on current expectations. There are many factors that impact these forward-looking statements that we cannot predict accurately. Further, our business is subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for the Company's products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; and adverse changes in general market and industry conditions. Such risks and other factors that may impact our assumptions are more particularly described in the Company's filings with the Securities and Exchange Commission, including under the caption "Business -- Forward-Looking Information and Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. The information contained herein speaks as of the date hereof and the Company does not have or undertake any obligation to update such information as future events unfold.




                           ROCK-TENN COMPANY
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                              (UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                           FOR THE THREE MONTHS ENDED
                                            December 31,  December 31,
                                                    2004         2003

----------------------------------------------------------------------
NET SALES                                    $   385,817  $   366,110

Cost of Goods Sold                               329,993      304,259

----------------------------------------------------------------------

Gross Profit                                      55,824       61,851
Selling, General and Administrative
 Expenses                                         46,458       48,101
Restructuring and Other Costs                        476          105

----------------------------------------------------------------------

Operating Profit                                   8,890       13,645
Interest Expense                                  (6,448)      (5,904)
Interest and Other Income                            176           73
Income (Loss) from Unconsolidated Joint
 Venture                                             143          (50)
Minority Interest in Income of
     Consolidated Subsidiary                        (865)        (886)

----------------------------------------------------------------------

INCOME FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES                           1,896        6,878

Provision for Income Taxes                         1,414        2,712

----------------------------------------------------------------------

INCOME FROM CONTINUING OPERATIONS                    482        4,166

Income from Discontinued Operations, Net
 of Taxes                                            ---        7,713

NET INCOME                                   $       482  $    11,879
----------------------------------------------------------------------

Weighted Average Common Shares
     Outstanding-Diluted                          35,881       35,281

----------------------------------------------------------------------

Diluted Earnings Per Share:
     Income from Continuing Operations       $     0.01   $     0.12
     Income from Discontinued Operations           0.00         0.22
                                                   ----         ----
Diluted Earnings Per Share                   $     0.01   $     0.34

----------------------------------------------------------------------


                           ROCK-TENN COMPANY
                     INDUSTRY SEGMENT INFORMATION
                              (UNAUDITED)
                  (IN THOUSANDS, EXCEPT TONNAGE DATA)

----------------------------------------------------------------------
                                            FOR THE THREE MONTHS ENDED
                                             December 31, December 31,
                                                     2004         2003

----------------------------------------------------------------------

NET SALES:

Packaging Products Segment                    $  221,764   $  208,875
Merchandising Displays and
    Corrugated Packaging Segment                  79,510       73,518
Paperboard Segment                               128,703      128,262
Intersegment Eliminations                        (44,160)     (44,545)

----------------------------------------------------------------------

TOTAL                                         $  385,817   $  366,110

----------------------------------------------------------------------

INCOME FROM CONTINUING OPERATIONS
    BEFORE TAXES:

Packaging Products Segment                    $    5,274   $    7,037
Merchandising Displays and
    Corrugated Packaging Segment                   2,688        5,932
Paperboard Segment                                 4,354        3,130


----------------------------------------------------------------------

Segment Income                                $   12,316   $   16,099

Restructuring and Other Costs                       (476)        (105)
Non-Allocated Expense                             (2,807)      (2,399)
Interest Expense                                  (6,448)      (5,904)
Interest and Other Income                            176           73
Minority Interest in Income of
    Consolidated Subsidiary                         (865)        (886)

----------------------------------------------------------------------

INCOME FROM CONTINUING OPERATIONS
    BEFORE TAXES                              $    1,896   $    6,878


----------------------------------------------------------------------


Paperboard Shipped (in tons)                     253,257      274,590

----------------------------------------------------------------------


                           ROCK-TENN COMPANY
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (UNAUDITED)
                            (IN THOUSANDS)

----------------------------------------------------------------------

                                            FOR THE THREE MONTHS ENDED
                                             December 31, December 31,
                                                     2004         2003

----------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income from continuing operations         $      482   $    4,166

Items in income not affecting cash:
Depreciation and amortization                     18,451       18,602
Deferred income taxes                              1,177       (3,354)
Deferred compensation expense                        400          281
Income tax benefit of employee stock options         125          188
(Gain) loss on disposal of property, plant
 and equipment and other, net                         65         (448)
Loss on currency translation                         383           34
(Income) loss from unconsolidated joint
 venture                                            (143)          50
Minority interest in income of consolidated
 subsidiary                                          865          886
Impairment loss and other non-cash items            (857)         ---
Pension funding less than expense                  3,349        4,416
Net changes in operating assets and
 liabilities                                      (1,908)     (11,655)

----------------------------------------------------------------------

CASH PROVIDED BY OPERATING ACTIVITIES
    FROM CONTINUING OPERATIONS                    22,389       13,166

Cash provided by operating activities from
 discontinued operations                             ---          531
                                                  ------       ------
NET CASH PROVIDED BY OPERATING ACTIVITIES         22,389       13,697

----------------------------------------------------------------------

INVESTING ACTIVITIES:

Capital expenditures                             (10,174)     (15,421)
Cash paid for purchase of businesses, net of
 cash received                                       (75)      (1,060)
Cash contributed to joint venture                    ---         (100)
Proceeds from sale of property, plant and
 equipment                                         2,043          693

----------------------------------------------------------------------

CASH USED FOR INVESTING ACTIVITIES
    FROM CONTINUING OPERATIONS                    (8,206)     (15,888)
Cash provided by investing activities from
 discontinued operations                             ---       61,943
                                                  -------      ------
NET CASH PROVIDED BY (USED FOR) INVESTING
 ACTIVITIES                                       (8,206)      46,055

----------------------------------------------------------------------

FINANCING ACTIVITIES:

Net repayments to revolving credit
 facilities                                          ---       (3,500)
Repayments of debt                                (6,104)      (9,107)
Debt issuance costs                                  (64)         ---
Issuance of common stock                           1,824        1,411
Cash dividends paid to shareholders               (3,222)      (2,978)
Distribution to minority interest                   (525)         ---

----------------------------------------------------------------------

CASH USED FOR FINANCING ACTIVITIES                (8,091)     (14,174)

----------------------------------------------------------------------

Effect of exchange rate changes on cash              205          207

INCREASE IN CASH AND CASH EQUIVALENTS              6,297       45,785

Cash and cash equivalents:
Beginning of period                               56,891       14,173

----------------------------------------------------------------------

End of period                                 $   63,188   $   59,958

----------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH  FLOW
 INFORMATION:
Cash paid during the period for:
     Income taxes, net of refunds             $    2,001   $    2,341
     Interest, net of amounts capitalized            313          320

----------------------------------------------------------------------

                           ROCK-TENN COMPANY
                 CONDENSED CONSOLIDATED BALANCE SHEET
                              (UNAUDITED)
                            (IN THOUSANDS)

----------------------------------------------------------------------
                               DECEMBER 31, SEPTEMBER 30, DECEMBER 31,
                                       2004          2004         2003

----------------------------------------------------------------------

ASSETS:

Cash and cash equivalents         $   63,188   $   56,891  $   59,958

Receivables - net                    154,970      177,378     153,991

Inventories - at LIFO cost           134,057      127,359     120,560

Other current assets                  25,399       22,286      17,221

Current assets held for sale             804        1,526         ---

----------------------------------------------------------------------

TOTAL CURRENT ASSETS                 378,418      385,440     351,730

----------------------------------------------------------------------

Land, building and equipment - net   549,868      552,803     580,575

Intangible and other assets          345,808      345,570     346,443

----------------------------------------------------------------------

TOTAL ASSETS                      $1,274,094   $1,283,813  $1,278,748

----------------------------------------------------------------------


LIABILITIES AND SHAREHOLDERS' EQUITY:

Current maturities of debt        $   78,116   $   83,906  $      429
Current realized interest rate
 swap gains                            1,401        2,148         ---
Current mark-to-market value of
 interest rate swaps                    (417)        (294)        ---
                                      ------       ------         ---
Total current maturities of debt      79,100       85,760         429

Other current liabilities            171,913      183,756     157,979


----------------------------------------------------------------------

TOTAL CURRENT LIABILITIES            251,013      269,516     158,408

----------------------------------------------------------------------

Long-term debt due after one year    381,496      381,694     489,022
Realized interest rate swap gains     18,514       19,087      21,032
Mark-to-market value of interest
 rate swaps                           (3,509)      (2,480)     (2,958)
                                     -------      -------     -------
Total long-term debt                 396,501      398,301     507,096

Deferred income taxes                 86,529       84,947      90,447

Other long-term items                 94,473       93,448      83,629

Shareholders' equity                 445,578      437,601     439,168

----------------------------------------------------------------------

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY              $1,274,094   $1,283,813  $1,278,748

----------------------------------------------------------------------

Current maturities of debt &
 long-term debt due after one
 year                             $  459,612   $  465,600  $  489,451


Rock-Tenn Company Quarterly Statistics

Paperboard Group Operating Statistics

                           1st      2nd      3rd      4th
                       Quarter  Quarter  Quarter  Quarter  Fiscal Year
                      ------------------------------------------------

Average Price Per Ton
---------------------
Coated & Specialty
 Paperboard (a)
     2003                 $434     $418     $437     $438        $432
     2004                  440      439      456      470         451
     2005                  482      ---      ---      ---         ---

Corrugated Medium
     2003                  343      335      340      333         338
     2004                  331      341      350      383         352
     2005                  394      ---      ---      ---         ---

All Tons
     2003                  419      406      423      421         417
     2004                  422      424      439      455         435
     2005                  467      ---      ---      ---         ---

Average Recovered
Paper Cost
     2003                   82       78       88       86          83
     2004                   86       94      107      105          98
     2005                  102      ---      ---      ---         ---

Tons Shipped
------------
Coated and Specialty (a)
     2003              217,318  241,905  239,293  234,606     933,122
     2004              230,710  248,743  248,078  224,881     952,412
     2005              210,566      ---      ---      ---         ---

Corrugated Medium
     2003               40,815   41,459   40,413   45,023     167,710
     2004               43,880   42,942   44,667   46,103     177,592
     2005               42,691      ---      ---      ---         ---

Total
     2003              258,133  283,364  279,706  279,629   1,100,832
     2004              274,590  291,685  292,745  270,984   1,130,004
     2005              253,257      ---      ---      ---         ---

(a) Specialty Paperboard Average Price Per Ton and Tons Shipped include tons shipped by Seven Hills Paperboard LLC, our joint venture with LaFarge Corporation.

Rock-Tenn Company Quarterly Statistics

Segment Sales and Operating Income
(In Thousands)

                         1st       2nd       3rd       4th
                     Quarter   Quarter   Quarter   Quarter Fiscal Year
                   ---------------------------------------------------

Packaging Segment
 Sales
     2003           $173,677  $196,277  $210,180   $221,268  $801,402
     2004            208,875   231,772   231,526    235,912   908,085
     2005            221,764       ---       ---        ---       ---
Packaging Income
     2003             $4,924    $9,951   $10,792    $12,893   $38,560
     2004              7,037    10,208    11,714      9,038    37,997
     2005              5,274       ---       ---        ---       ---
Return On Sales
     2003                2.8%      5.1%      5.1%       5.8%      4.8%
     2004                3.4%      4.4%      5.1%       3.8%      4.2%
     2005                2.4%      ---       ---        ---       ---

Merchandising Displays
 and Corrugated
 Packaging Segment
 Sales
     2003            $75,067   $66,130   $71,738    $78,303  $291,238
     2004             73,518    77,440    75,841     91,475   318,274
     2005             79,510       ---       ---        ---       ---
Merchandising Displays
 and Corrugated
 Packaging Income
     2003             $7,221    $5,266    $6,858     $9,224   $28,569
     2004              5,932     7,507     6,096      9,540    29,075
     2005              2,688       ---       ---        ---       ---
Return on Sales
     2003                9.6%      8.0%      9.6%      11.8%      9.8%
     2004                8.1%      9.7%      8.0%      10.4%      9.1%
     2005                3.4%      ---       ---        ---       ---

Paperboard Segment
 Sales
     2003           $121,797  $128,863  $128,855   $130,426  $509,941
     2004            128,262   136,142   138,560    136,918   539,882
     2005            128,703       ---       ---        ---       ---
Paperboard Income
     2003             $5,308    $6,408    $6,017     $4,031  $ 21,764
     2004              3,130     2,361     2,639      7,621    15,751
     2005              4,354       ---       ---        ---       ---
Return on Sales
     2003                4.4%      5.0%      4.7%       3.1%      4.3%
     2004                2.4%      1.7%      1.9%       5.6%      2.9%
     2005                3.4%      ---       ---        ---       ---

Rock-Tenn Company Quarterly Statistics

Key Financial Statistics
(In Thousands except EPS Data)

                        1st       2nd       3rd       4th
                    Quarter   Quarter   Quarter   Quarter  Fiscal Year
                     -------------------------------------------------

Income (Loss) From
 Continuing Operations
     2003            $4,945    $7,131    $7,853    $9,612     $29,541
     2004             4,166     3,009    (4,076)    6,552       9,651
     2005               482       ---       ---       ---         ---

Diluted EPS From
 Continuing Operations
     2003             $0.14     $0.21     $0.23     $0.27       $0.85
     2004              0.12      0.09     (0.12)     0.18        0.27
     2005              0.01       ---       ---       ---         ---

Net Income (Loss)
     2003            $5,070    $7,330    $7,212    $9,964     $29,576
     2004            11,879     2,910    (3,726)    6,585      17,648
     2005               482       ---       ---       ---         ---

Diluted EPS
     2003             $0.15     $0.21     $0.21     $0.28       $0.85
     2004              0.34      0.08     (0.11)     0.18        0.50
     2005              0.01       ---       ---       ---         ---

Depreciation
 & Amortization
     2003           $17,953   $17,502   $17,791   $19,437     $72,683
     2004            18,602    18,557    18,387    18,643      74,189
     2005            18,451       ---       ---       ---         ---

Capital Expenditures
     2003           $16,393   $15,002   $12,114   $13,893     $57,402
     2004            15,421    14,923    18,269    12,210      60,823
     2005            10,174       ---       ---       ---         ---


Reconciliation of Debt Measures
(In Thousands)

                              December 31, September 30,  December 31,
                                     2004          2004           2003
                            -------------- ------------- -------------
Current maturities of debt     $   78,116   $    83,906   $       429
Long-term debt due after one
 year                             381,496       381,694       489,022
                            -------------- ------------- -------------
Current maturities of debt
 and long-term debt due after
 one year                         459,612       465,600       489,451
Less: cash and cash
 equivalents                      (63,188)      (56,891)      (59,958)
                            -------------- ------------- -------------
Net debt, excluding interest
 rate swaps                    $  396,424   $   408,709   $   429,493

    CONTACT: Rock-Tenn Company, Norcross
             David Rees, 770-438-2193